The Ensign Group Reports Fiscal Year and Fourth Quarter 2024 Results;
Issues 2025 Earnings Guidance

Conference Call and Webcast scheduled for tomorrow, February 6, 2025 at 10:00 am PT

SAN JUAN CAPISTRANO, California – February 5, 2025 – The Ensign Group, Inc. (Nasdaq: ENSG), the parent company of the Ensign(TM) group of companies, which provide post-acute healthcare services and invest in the long-term healthcare industry, primarily in skilled nursing and senior living facilities, announced operating results for the fiscal year and fourth quarter of 2024, reporting GAAP diluted earnings per share of $5.12 and adjusted earnings per share(1) of $5.50, both for the year ended December 31, 2024. Ensign also reported GAAP diluted earnings per share of $1.36 and adjusted earnings per share(1) of $1.49, both for the quarter ended December 31, 2024.

Highlights Include:

▪GAAP net income was $298.0 million for the year and $79.7 million for the quarter, an increase of 42.3% and 267.4% over the prior year and prior year quarter, respectively.

▪Adjusted net income(1) was $320.5 million for the year and $87.6 million for the quarter, an increase of 17.2% and 18.9%, over the prior year and prior year quarter, respectively.

▪GAAP diluted earnings per share for the year was $5.12 and for the quarter was $1.36, an increase of 40.3% and 257.9% over the prior year and prior year quarter, respectively.

▪Adjusted diluted earnings per share(1) was $5.50 for the year and $1.49 for the quarter, an increase of 15.3% and 16.4%, over the prior year and prior year quarter, respectively.

▪Same Facilities and Transitioning Facilities occupancy for the year increased by 2.7% and 4.1%, respectively, over the prior year and increased by 2.3% and 4.7%, respectively, over the prior year quarter.

▪Same Facilities and Transitioning Facilities skilled revenue for the year increased by 8.6% and 9.8%, respectively, over the prior year. Same Store and Transitioning Facilities skilled revenue for the quarter increased by 7.5% and 10.4%, respectively, over the prior year quarter.

▪Same Facilities and Transitioning Facilities managed care days for the year improved by 6.5% and 27.8%, respectively, from prior year. Same Facilities and Transitioning Facilities managed care days for the quarter improved by 6.6% and 27.7%, respectively, from prior year quarter.

▪Total skilled services(2) revenue was $4.1 billion for the year, an increase of 13.9% over the prior year, and was $1.1 billion for the quarter, an increase of 15.1% over the prior year quarter.

▪Consolidated GAAP and adjusted revenues for the year were $4.26 billion, an increase of 14.2% over the prior year. Consolidated GAAP and adjusted revenues for the quarter were $1.13 billion, an increase of 15.5% over the prior year quarter.

▪Standard Bearer(2) revenue was $95.1 million for the year, an increase of 15.3%, and $25.1 million for the quarter, an increase of 14.8%. FFO was $58.6 million for the year, an increase of 8.0%, and $15.3 million for the quarter, an increase of 7.3%

(1)See "Reconciliation of GAAP to Non-GAAP Financial Information".
(2)Our Skilled Services and Standard Bearer Segments are defined and outlined in Note 8 of Item 8. Financial Statements and Supplementary Data on Form 10-K.

Operating Results

“Our leaders and their teams across the organization once again posted record clinical and financial results and continue to build remarkable momentum in each market across our portfolio,” said Barry Port, Ensign’s Chief Executive Officer. “Highlighting that progress, we were pleased to see same store and transitioning occupancy increase to 81.7% and 77.5% for the fourth quarter, respectively. We also saw skilled days increase for both our same store and transitioning operations by 3.8% and 10.9%, respectively, over the prior year quarter. In addition, our managed care census grew by 6.6% and 27.7% for our same store and transitioning operations, respectively, over the prior year quarter. These results demonstrate the enormous upside inherent in our more mature operations while simultaneously adding 64 new operations across several markets since 2023. All of this success is entirely due to the efforts and commitment of our local leadership teams, caregivers, field resources and service center partners. After another record quarter and year, we are excited about the many opportunities to continue to capture the enormous potential inherent in our portfolio as we relentlessly focus on our operational fundamentals, both in existing operations and the growing number of new acquisitions,” Mr. Port added.

“We are very humbled by what we were able to accomplish in 2024, and we are eager to continue to drive improvements in our existing portfolio and to take advantage of the acquisition opportunities that we see on the horizon, given the remarkable bench of talent that we have been developing. We are issuing our annual 2025 earnings guidance of $6.16 to $6.34 per diluted share and annual revenue guidance of $4.83 billion to $4.91 billion. The midpoint of this 2025 earnings guidance represents an increase of 13.8% over our 2024 results and is 31.0% higher than our 2023 results. We look forward to 2025 with confidence that our partners will continue to manage and innovate while balancing the addition of newly acquired operations. When we consider the current health of our organization, combined with our culture and proven local leadership strategy, we are well-positioned to have another outstanding year in 2025," Port said.

Speaking to the Company’s growth, Chad Keetch, Ensign’s Chief Investment Officer and Executive Vice President said, “As we expected, we continued to add to our growing portfolio and are very excited about the twelve new operations, including six real estate assets, we added during the quarter and since, bringing the number of operations acquired during 2024 and since to 38. We are seeing significant opportunities to continue to add meaningful density in the markets we know best and are making progress on several additions that we expect to close in the next few months. While we anticipate the current rate of acquisitions to continue this year, we remain committed to staying true to the proven deal criteria that has allowed us to grow in a healthy and sustainable way. We continue to see more and more opportunities to acquire new operations, and our focus is to carefully choose the acquisitions that will be accretive to shareholders in both the near- and long-term.”

Suzanne Snapper, Ensign’s Executive Vice President and Chief Financial Officer reported that the Company’s liquidity remains strong with approximately $464.6 million of cash on hand and $572.1 million of available capacity under its line-of-credit. Ms. Snapper also indicated that, “Management’s annual guidance is based on diluted weighted average common shares outstanding of approximately 59.5 million and a 25.0% tax rate. In addition, the guidance assumes, among other things, normalized health insurance costs and management’s current expectations regarding reimbursement rates. It also excludes certain charges that arise outside the normal course of business, acquisition related costs and share-based compensation.”

A discussion of the Company's use of non-GAAP financial measures is set forth below. A reconciliation of net income to adjusted EBT, EBITDA, adjusted EBITDAR, adjusted EBITDA and FFO for Standard Bearer, as well as a reconciliation of GAAP earnings per share, net income to adjusted net income and adjusted net earnings per share appear in the financial data portion of this release. More complete information is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, which is expected to be filed with the SEC today and can be viewed on the Company’s website at http://www.ensigngroup.net.

Growth and Real Estate Highlights

Mr. Keetch added additional commentary on the Company’s continued acquisition activity. “We were very happy to complete new acquisitions during the quarter and since across five of our 15 states. We are very excited to add density to one of our newest markets in Tennessee and look forward to deepening our relationships in the healthcare community there. We are also eager to see our first operation in Alabama begin the transition process and look forward to bolstering our presence in that state over time. In the meantime, we continue to prioritize growth in our established geographies as it allows our clusters to provide a comprehensive solution to the healthcare needs in those markets."

The recent acquisitions include the following leased operations:

•The Health Center at Research Park, a 91-bed skilled nursing facility located in Huntsville, Alabama.

•Meadowbrook Healthcare and Rehabilitation Center, a 75-bed skilled nursing facility located in Pulaski, Tennessee;

•Wellpark Health and Rehabilitation, a 30-bed skilled nursing facility located in Knoxville, Tennessee;

•Legacy Park Health and Rehabilitation, a 176-bed skilled nursing facility located in Knoxville, Tennessee;

•VanAyer Senior Living and Rehabilitation, a 75-bed skilled nursing facility located in Martin, Tennessee;

•Union City Health and Rehabilitation, a 115-bed skilled nursing facility located in Union City, Tennessee;

Standard Bearer also announced the following real estate acquisitions, which are operated by an Ensign-affiliate:

•St. Joseph Rehabilitation and Care Center and Skyview Villa Assisted Living, a healthcare campus with 83 skilled nursing beds and 16 senior living units in Norfolk, Nebraska;

•Benedictine Living Community Wausau, an 82-bed skilled nursing facility located in Wausau, Wisconsin;

•Decatur County Healthcare, a 115-bed skilled nursing facility located in Parsons, Tennessee;

•Savannah Nursing and Rehabilitation, a 117-bed skilled nursing facility located in Savannah, Tennessee;

•Westwood Nursing and Rehabilitation, a 68-bed skilled nursing facility located in Decaturville, Tennessee; and

•Mesquite Post Acute Care, a 120-bed skilled nursing facility located in Lubbock, Texas.

The Company, through Standard Bearer, also exercised a purchase option to acquire the real estate for three skilled nursing facilities and one campus operation in Texas, which had previously been leased and operated by an Ensign affiliate for several years. They include:

•Beacon Harbor Healthcare & Rehabilitation, a 190-bed skilled nursing facility located in Rockwall, Texas;

•Pleasant Manor Healthcare & Rehabilitation, a 126-bed skilled nursing facility located in Waxahachie, Texas

•Rowlett Health & Rehabilitation Center, a 150-bed skilled nursing facility located in Rowlett, Texas; and

•Crestwood Health & Rehabilitation Center, a healthcare campus with 112 skilled nursing beds and 36 senior living units located in Wills Point, Texas.

Lastly, Standard Bearer also acquired the following assets that are operated by a third-party under a triple net lease:

•Blue Jay Senior Living and Marla Vista Manor, a healthcare campus with 40 senior living units and 20 memory care units located in Green Bay, Wisconsin;

•Autumn Embers Senior Living, with 16 senior living units located in Green Bay, Wisconsin; and

•Lotus Gardens Senior Living, with 44 senior living units located in Appleton, Wisconsin.

Ensign's growing portfolio consists of 334 healthcare operations, 30 of which also include senior living operations, across 15 states. The Company now owns 134 real estate assets, 101 of which are operated by an Ensign affiliate. Keetch noted that Ensign’s overall strategy will continue to include both leasing and acquiring real estate, and that the Company is actively looking for performing and underperforming operations in several states.

The Company continues to provide additional disclosure on Standard Bearer, which added 18 new assets during the year and since and is comprised of 129 owned properties. Of these assets, 97 are leased to an Ensign-affiliated operator and 33 are leased to third-party operators. Keetch noted that each of these properties are subject to triple-net, long-term leases and generated rental revenue of $25.1 million for the quarter, of which $20.7 million was derived from Ensign affiliated operations. For the quarter, Ensign reported $15.3 million in FFO.

The Company also paid a quarterly cash dividend of $0.0625 per share of Ensign common stock. Ms. Snapper noted that as the Company’s liquidity remains strong, it plans to continue its long history of paying dividends into the future, noting that in December of 2024 it increased the dividend for the 22nd consecutive year.

Conference Call

A live webcast will be held Thursday, February 6, 2025, at 10:00 a.m. Pacific time (1:00 p.m. Eastern time) to discuss Ensign’s fiscal year and fourth quarter 2024 financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investor Relations section of Ensign’s website at http://investor.ensigngroup.net. The webcast will be recorded and will be available for replay via the website until 5:00 p.m. Pacific time on Friday, February 28, 2025.

About Ensign™

The Ensign Group, Inc.'s independent subsidiaries provide a broad spectrum of skilled nursing and senior living services, physical, occupational and speech therapies and other rehabilitative and healthcare services at 334 healthcare facilities in Alabama, Arizona, California, Colorado, Idaho, Iowa, Kansas, Nebraska, Nevada, South Carolina, Tennessee, Texas, Utah, Washington and Wisconsin. As part of its investment strategy, the Company will also acquire, lease and own healthcare real estate to service the post-acute care continuum through acquisition and investment opportunities in healthcare properties. Ensign’s new business venture operating subsidiaries also offer several other post-acute-related services, including mobile x-ray, emergency and non-emergency transportation services, long-term care pharmacy and other consulting services also across several states. Each of these operations is operated by a separate, independent subsidiary that has its own management, employees and assets. References herein to the consolidated "Company" and "its" assets and activities, as well as the use of the terms "we," "us," "its" and similar verbiage, are not meant to imply that The Ensign Group, Inc. has direct operating assets, employees or revenue, or that any of the facilities, the Service Center, Standard Bearer or the captive insurance subsidiary are operated by the same entity. More information about Ensign is available at http://www.ensigngroup.net.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains, and the related conference call and webcast will include forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and acquisition activities. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.

These risks and uncertainties relate to the Company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Additionally, our business and operations continue to be impacted by the unprecedented nature of the changes in the regulations and environment, as such, we are unable to predict the full extent and duration of the financial impact of these changes on our business, financial condition and results of operations. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s periodic filings with the Securities and Exchange Commission, including its Form 10-Q and 10-K, for a more complete discussion of the risks and other factors that could affect Ensign’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Contact Information
Investor/Media Relations, The Ensign Group, Inc., (949) 487-9500, ir@ensigngroup.net.

SOURCE: The Ensign Group, Inc.

THE ENSIGN GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

	(In thousands, except per share data)
REVENUE
Service revenue	$1,126,374	$974,728	$4,237,525	$3,708,071
Rental revenue	5,878	5,650	22,960	21,284
TOTAL REVENUE	$1,132,252	$980,378	$4,260,485	$3,729,355
Expense:
Cost of services	897,269	781,158	3,376,884	2,941,238
Rent—cost of services	56,076	50,604	216,016	197,358
General and administrative expense	55,611	106,557	225,143	263,005
Depreciation and amortization	22,519	19,233	84,138	72,387
TOTAL EXPENSES	$1,031,475	$957,552	$3,902,181	$3,473,988
Income from operations	100,777	22,826	358,304	255,367
Other income (expense):
Interest expense	(2,258)	(2,004)	(8,286)	(8,087)
Interest income	7,598	6,431	28,749	19,216
Other (expense) income	(359)	4,029	7,327	6,266
OTHER INCOME, NET	$4,981	$8,456	$27,790	$17,395
Income before provision for income taxes	105,758	31,282	386,094	272,762
Provision for income taxes	26,008	9,459	87,636	62,912
NET INCOME	$79,750	$21,823	$298,458	$209,850
Less: net income attributable to noncontrolling interests	63	132	485	451
NET INCOME ATTRIBUTABLE TO THE ENSIGN GROUP, INC.	$79,687	$21,691	$297,973	$209,399

NET INCOME PER SHARE ATTRIBUTABLE TO THE ENSIGN GROUP INC.
Basic	$1.40	$0.39	$5.26	$3.76
Diluted	$1.36	$0.38	$5.12	$3.65
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	56,958	56,083	56,655	55,708
Diluted	58,580	57,555	58,240	57,323

THE ENSIGN GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,
	2024	2023

ASSETS
Current assets:
Cash and cash equivalents	$464,598	$509,626
Accounts receivable—less allowance for doubtful accounts of $8,435 and $9,348 at December 31, 2024 and 2023, respectively	569,897	485,039
Investments—current	62,255	17,229
Prepaid expenses and other current assets	60,882	35,036
Total current assets	$1,157,632	$1,046,930
Property and equipment, net	1,291,354	1,090,771
Right-of-use assets	1,861,071	1,756,430
Insurance subsidiary deposits and investments	141,246	92,687
Deferred tax assets	66,281	67,124
Restricted and other assets	46,499	40,205
Intangible assets, net	7,292	6,525
Goodwill	97,981	76,869
TOTAL ASSETS	$4,669,356	$4,177,541
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$98,947	$92,811
Accrued wages and related liabilities	347,532	332,568
Lease liabilities—current	93,475	82,526
Accrued self-insurance liabilities—current	67,331	54,664
Other accrued liabilities	132,057	168,228
Current maturities of long-term debt	4,086	3,950
Total current liabilities	$743,428	$734,747
Long-term debt—less current maturities	141,585	145,497
Long-term lease liabilities—less current portion	1,735,325	1,639,326
Accrued self-insurance liabilities—less current portion	144,421	111,246
Other long-term liabilities	64,169	49,408
Total equity	1,840,428	1,497,317
TOTAL LIABILITIES AND EQUITY	$4,669,356	$4,177,541

THE ENSIGN GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

The following table presents selected data from our consolidated statements of cash flows for the periods presented:

	Year Ended December 31,
	2024	2023

NET CASH PROVIDED BY/(USED IN):
Operating activities	$347,186	$376,666
Investing activities	(390,052)	(182,698)
Financing activities	(2,162)	(612)
Net (decrease) increase in cash and cash equivalents	$(45,028)	$193,356
Cash and cash equivalents beginning of period	509,626	316,270
Cash and cash equivalents at end of period	$464,598	$509,626

THE ENSIGN GROUP, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

The following table reconciles GAAP net income to Non-GAAP net income for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income attributable to The Ensign Group, Inc.	$79,687	$21,691	$297,973	$209,399
Non-GAAP adjustments
Stock-based compensation expense(1)	9,820	8,076	36,226	30,767
Litigation(2)	—	58,816	(1,425)	60,781
Cost of services - loss (gain) on long-lived assets and gain on business interruption recoveries	—	(123)	2,335	(1,132)
Cost of services - acquisition related costs(3)	501	92	1,019	814
General and administrative - costs incurred related to system implementations	431	88	2,953	963
Depreciation and amortization - patient base(4)	125	173	574	355
Interest expense - write off deferred financing fees (5)	200	—	200	—
Provision for income taxes on Non-GAAP adjustments(6)	(3,201)	(15,142)	(19,358)	(28,416)
Non-GAAP Net Income	$87,563	$73,671	$320,497	$273,531

Average number of diluted shares outstanding	58,580	57,555	58,240	57,323

Diluted Earnings Per Share	$1.36	$0.38	$5.12	$3.65

Adjusted Diluted Earnings Per Share	$1.49	$1.28	$5.50	$4.77

Footnotes:
(1) Represents stock-based compensation expense incurred.
	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Cost of services	$6,554	$5,351	$23,880	$20,622
General and administrative	3,266	2,725	12,346	10,145
Total Non-GAAP adjustment	$9,820	$8,076	$36,226	$30,767

(2) Represents specific proceedings and adjustments arising outside of the ordinary course of business.
	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Cost of services	$—	$4,600	$(1,634)	$3,782
General and administrative	—	54,216	209	56,999
Total Non-GAAP adjustment	$—	$58,816	$(1,425)	$60,781

(3) Represents costs incurred to acquire operations that are not capitalizable.
(4) Represents amortization expenses related to patient base intangible assets at newly acquired skilled nursing and senior living facilities.
(5) Represents the write off of deferred financing fees associated with mortgage loans.
(6) Represents an adjustment to the provision for income tax to our historical year to date effective tax rate of 25.0%.

THE ENSIGN GROUP, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)

The table below reconciles net income to EBITDA, Adjusted EBITDA and Adjusted EBITDAR for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Consolidated Statements of Income Data:
Net income	$79,750	$21,823	$298,458	$209,850
Less: Net income attributable to noncontrolling interests	63	132	485	451
Interest income	7,598	6,431	28,749	19,216
Add: Provision for income taxes	26,008	9,459	87,636	62,912
Depreciation and amortization	22,519	19,233	84,138	72,387
Interest expense	2,258	2,004	8,286	8,087
EBITDA	$122,874	$45,956	$449,284	$333,569
Adjustments to EBITDA:
Stock-based compensation expense	9,820	8,076	36,226	30,767
Litigation(1)	—	58,816	(1,425)	60,781
Loss (gain) on long-lived assets and gain on business interruption recoveries	—	(123)	2,335	(1,132)
Acquisition related costs(2)	501	92	1,019	814
Costs incurred related to system implementations	431	88	2,953	963
ADJUSTED EBITDA	$133,626	$112,905	$490,392	$425,762
Rent—cost of services	56,076	50,604	216,016	197,358
ADJUSTED EBITDAR	$189,702		$706,408

(1) Litigation relates to specific proceedings and adjustments arising outside of the ordinary course of business.
(2) Costs incurred to acquire operations that are not capitalizable.

The table below reconciles income before provision for income taxes to Adjusted EBT for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

Consolidated statements of income data:	(In thousands)
Income before provision for income taxes	$105,758	$31,282	$386,094	$272,762
Stock-based compensation expense	9,820	8,076	36,226	30,767
Litigation(1)	—	58,816	(1,425)	60,781
Loss (gain) on long-lived assets and gain on business interruption recoveries	—	(123)	2,335	(1,132)
Acquisition related costs(2)	501	92	1,019	814
Costs incurred related to system implementations	431	88	2,953	963
Depreciation and amortization - patient base(3)	125	173	574	355
Interest expense - write off of deferred financing fees(4)	200	—	200	—
ADJUSTED EBT	$116,835	$98,404	$427,976	$365,310
(1) Represents specific proceedings and adjustments arising outside of the ordinary course of business.
(2) Represents costs incurred to acquire operations that are not capitalizable.
(3) Represents amortization expenses related to patient base intangible assets at newly acquired skilled nursing and senior living facilities.
(4) Represents the write off of deferred financing fees associated with mortgage loans.

THE ENSIGN GROUP, INC.
UNAUDITED SELECT PERFORMANCE INDICATORS

The following tables summarize our selected performance indicators for our skilled services segment along with other statistics, for each of the dates or periods presented:

	Three Months Ended December 31,
	2024	2023	Change	% Change

TOTAL FACILITY RESULTS:	(Dollars in thousands)
Skilled services revenue	$1,082,825	$940,765	$142,060	15.1%
Number of facilities at period end	286	259	27	10.4%
Number of campuses at period end(1)	30	27	3	11.1%
Actual patient days	2,469,517	2,227,888	241,629	10.8%
Occupancy percentage — Operational beds	80.9%	79.2%	1.7%	2.1%
Skilled mix by nursing days	29.1%	29.5%	(0.4)%	(1.4)%
Skilled mix by nursing revenue	47.8%	49.0%	(1.2)%	(2.4)%

	Three Months Ended December 31,
	2024	2023	Change	% Change

SAME FACILITY RESULTS:(2)	(Dollars in thousands)
Skilled services revenue	$774,029	$726,562	$47,467	6.5%
Number of facilities at period end	193	193	—	—%
Number of campuses at period end(1)	25	25	—	—%
Actual patient days	1,744,222	1,704,669	39,553	2.3%
Occupancy percentage — Operational beds	81.7%	79.9%	1.8%	2.3%
Skilled mix by nursing days	31.2%	30.7%	0.5%	1.6%
Skilled mix by nursing revenue	50.1%	50.0%	0.1%	0.2%

	Three Months Ended December 31,
	2024	2023	Change	% Change

TRANSITIONING FACILITY RESULTS:(3)	(Dollars in thousands)
Skilled services revenue	$132,154	$122,760	$9,394	7.7%
Number of facilities at period end	40	40	—	—%
Number of campuses at period end(1)	1	1	—	—%
Actual patient days	340,636	333,095	7,541	2.3%
Occupancy percentage — Operational beds	77.5%	74.0%	3.5%	4.7%
Skilled mix by nursing days	21.9%	20.2%	1.7%	8.4%
Skilled mix by nursing revenue	38.6%	37.5%	1.1%	2.9%

	Three Months Ended December 31,
	2024	2023	Change	% Change

RECENTLY ACQUIRED FACILITY RESULTS:(4)	(Dollars in thousands)
Skilled services revenue	$176,642	$90,575	$86,067	NM
Number of facilities at period end	53	25	28	NM
Number of campuses at period end(1)	4	1	3	NM
Actual patient days	384,659	186,690	197,969	NM
Occupancy percentage — Operational beds	80.6%	82.8%	NM	NM
Skilled mix by nursing days	26.0%	35.7%	NM	NM
Skilled mix by nursing revenue	44.5%	56.6%	NM	NM

	Three Months Ended December 31,
	2024	2023	Change	% Change

FACILITY CLOSED RESULTS:(5)	(Dollars in thousands)
Skilled services revenue	$—	$868	$(868)	NM
Actual patient days	—	3,434	(3,434)	NM
Occupancy percentage — Operational beds	—%	91.1%	NM	NM
(1)Campus represents a facility that offers both skilled nursing and senior living services. Revenue and expenses related to skilled nursing and senior living services have been allocated and recorded in the respective operating segment.
(2)Same Facility results represent all facilities purchased prior to January 1, 2021.
(3)Transitioning Facility results represent all facilities purchased from January 1, 2021 to December 31, 2022.
(4)Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2023.
(5)Facility Closed results represent one closed operation during 2024 due to the transitioning of an intermediate care facility program to a group home setting, which is included in All Other category. The skilled services revenue was excluded from Same Facilities results for the three months ended December 31, 2023 for comparison purposes.

	Year Ended December 31,
	2024	2023	Change	% Change

TOTAL FACILITY RESULTS:	(Dollars in thousands)
Skilled services revenue	$4,076,825	$3,578,855	$497,970	13.9%
Number of facilities at period end	286	259	27	10.4%
Number of campuses at period end(1)	30	27	3	11.1%
Actual patient days	9,431,825	8,590,995	840,830	9.8%
Occupancy percentage — Operational beds	80.5%	78.5%	2.0%	2.5%
Skilled mix by nursing days	29.9%	30.4%	(0.5)%	(1.6)%
Skilled mix by nursing revenue	48.6%	50.2%	(1.6)%	(3.2)%

	Year Ended December 31,
	2024	2023	Change	% Change

SAME FACILITY RESULTS:(2)	(Dollars in thousands)
Skilled services revenue	$3,018,601	$2,823,314	$195,287	6.9%
Number of facilities at period end	193	193	—	—%
Number of campuses at period end(1)	25	25	—	—%
Actual patient days	6,902,006	6,704,689	197,317	2.9%
Occupancy percentage — Operational beds	81.3%	79.2%	2.1%	2.7%
Skilled mix by nursing days	31.7%	31.8%	(0.1)%	(0.3)%
Skilled mix by nursing revenue	50.2%	51.2%	(1.0)%	(2.0)%

	Year Ended December 31,
	2024	2023	Change	% Change

TRANSITIONING FACILITY RESULTS:(3)	(Dollars in thousands)
Skilled services revenue	$507,143	$472,808	$34,335	7.3%
Number of facilities at period end	40	40	—	—%
Number of campuses at period end(1)	1	1	—	—%
Actual patient days	1,336,074	1,302,680	33,394	2.6%
Occupancy percentage — Operational beds	76.0%	73.0%	3.0%	4.1%
Skilled mix by nursing days	21.8%	20.7%	1.1%	5.3%
Skilled mix by nursing revenue	38.4%	38.4%	—%	—%

	Year Ended December 31,
	2024	2023	Change	% Change

RECENTLY ACQUIRED FACILITY RESULTS:(4)	(Dollars in thousands)
Skilled services revenue	$550,507	$278,791	$271,716	NM
Number of facilities at period end	53	25	28	NM
Number of campuses at period end(1)	4	1	3	NM
Actual patient days	1,191,663	566,398	625,265	NM
Occupancy percentage — Operational beds	81.6%	84.4%	NM	NM
Skilled mix by nursing days	28.9%	37.4%	NM	NM
Skilled mix by nursing revenue	48.9%	59.7%	NM	NM

	Year Ended December 31,
	2024	2023	Change	% Change

FACILITY CLOSED RESULTS:(5)	(Dollars in thousands)
Skilled services revenue	$574	$3,942	$(3,368)	NM
Actual patient days	2,082	17,228	(15,146)	NM
Occupancy percentage — Operational beds	52.6%	90.8%	NM	NM
(1)Campus represents a facility that offers both skilled nursing and senior living services. Revenue and expenses related to skilled nursing and senior living services have been allocated and recorded in the respective operating segment.
(2)Same Facility results represent all facilities purchased prior to January 1, 2021.
(3)Transitioning Facility results represent all facilities purchased from January 1, 2021 to December 31, 2022.
(4)Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2023.
(5)Facility Closed results represent a closed operation during the year ended December 31, 2024 due to the transitioning of an intermediate care facility program to a group home setting, which is included in All Other category. The skilled services revenue was excluded from Same Facilities results for the years ended December 31, 2024 and 2023 for comparison purposes.

THE ENSIGN GROUP, INC.
UNAUDITED SKILLED NURSING AVERAGE DAILY REVENUE RATES AND
PERCENT OF SKILLED NURSING REVENUE AND DAYS BY PAYOR

The following tables reflect the change in skilled nursing average daily revenue rates by payor source, excluding services that are not covered by the daily rate:

	Three Months Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2024	2023	2024	2023	2024	2023	2024	2023

SKILLED NURSING AVERAGE DAILY REVENUE RATES(1)
Medicare	$786.39	$745.05	$726.57	$701.10	$846.19	$880.69	$791.34	$760.57
Managed care	569.32	555.59	530.58	554.69	603.48	612.95	568.89	559.23
Other skilled	641.50	605.52	596.16	495.05	663.32	327.68	639.97	571.93
Total skilled revenue	655.76	632.11	622.64	608.26	742.13	727.31	664.26	639.33
Medicaid	300.28	283.31	285.31	259.51	322.37	304.39	301.56	280.85
Private and other payors	270.97	264.69	235.59	236.84	342.25	347.57	277.12	265.52
Total skilled nursing revenue	$408.02	$388.42	$353.12	$326.99	$433.96	$459.38	$404.45	$384.97
(1) The rates are based on contractually agreed-upon amounts or rates, excluding the estimates of variable consideration under the revenue recognition standard, Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 606 and state relief funding during the three months ended December 31, 2023.

	Year Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2024	2023	2024	2023	2024	2023	2024	2023

SKILLED NURSING AVERAGE DAILY REVENUE RATES(1)
Medicare	$757.99	$721.04	$705.71	$677.71	$846.60	$865.81	$767.72	$733.47
Managed care	555.11	535.95	526.01	528.10	590.50	613.57	555.37	539.25
Other skilled	628.01	595.57	537.30	494.43	627.85	424.56	620.42	575.34
Total skilled revenue	638.61	615.59	605.32	593.46	738.31	743.60	647.28	623.70
Medicaid	296.64	275.47	274.24	251.18	309.90	292.73	294.78	272.14
Private and other payors	278.20	262.93	246.18	237.11	334.92	347.70	280.24	262.93
Total skilled nursing revenue	$403.02	$382.15	$342.94	$320.41	$436.43	$466.18	$398.66	$378.02
(1) The rates are based on contractually agreed-upon amounts or rates, excluding the estimates of variable consideration under the revenue recognition standard, Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 606 and state relief funding during the year ended December 31, 2023.

The following tables set forth our percentage of skilled nursing patient revenue and days by payor source for the periods presented:

	Three Months Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2024	2023	2024	2023	2024	2023	2024	2023

PERCENTAGE OF SKILLED NURSING REVENUE
Medicare	20.0%	20.9%	19.0%	19.0%	27.4%	39.7%	21.1%	22.5%
Managed care	20.5	20.2	14.3	13.0	12.0	13.2	18.4	18.6
Other skilled	9.6	8.9	5.3	5.5	5.1	3.7	8.3	7.9
Skilled mix	50.1%	50.0%	38.6%	37.5%	44.5%	56.6%	47.8%	49.0%
Private and other payors	7.1	7.8	8.1	9.4	9.1	6.8	7.5	7.9
Medicaid	42.8	42.2	53.3	53.1	46.4	36.6	44.7	43.1
TOTAL SKILLED NURSING	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Three Months Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2024	2023	2024	2023	2024	2023	2024	2023

PERCENTAGE OF SKILLED NURSING DAYS
Medicare	10.4%	10.9%	9.2%	8.9%	14.0%	20.7%	10.8%	11.4%
Managed care	14.7	14.1	9.5	7.6	8.6	9.9	13.0	12.8
Other skilled	6.1	5.7	3.2	3.7	3.4	5.1	5.3	5.3
Skilled mix	31.2%	30.7%	21.9%	20.2%	26.0%	35.7%	29.1%	29.5%
Private and other payors	10.6	11.4	12.2	12.8	11.6	9.1	11.0	11.4
Medicaid	58.2	57.9	65.9	67.0	62.4	55.2	59.9	59.1
TOTAL SKILLED NURSING	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Year Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2024	2023	2024	2023	2024	2023	2024	2023

PERCENTAGE OF SKILLED NURSING REVENUE
Medicare	20.5%	22.4%	19.4%	20.8%	31.4%	42.2%	21.9%	23.8%
Managed care	20.4	20.1	14.3	12.3	12.7	13.3	18.6	18.5
Other skilled	9.3	8.7	4.7	5.3	4.8	4.2	8.1	7.9
Skilled mix	50.2%	51.2%	38.4%	38.4%	48.9%	59.7%	48.6%	50.2%
Private and other payors	7.2	7.6	8.6	8.9	8.2	6.4	7.5	7.6
Medicaid	42.6	41.2	53.0	52.7	42.9	33.9	43.9	42.2
TOTAL SKILLED NURSING	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Year Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2024	2023	2024	2023	2024	2023	2024	2023

PERCENTAGE OF SKILLED NURSING DAYS
Medicare	10.9%	11.9%	9.4%	9.8%	16.2%	22.7%	11.4%	12.3%
Managed care	14.8	14.3	9.3	7.5	9.4	10.1	13.4	13.0
Other skilled	6.0	5.6	3.1	3.4	3.3	4.6	5.1	5.1
Skilled mix	31.7%	31.8%	21.8%	20.7%	28.9%	37.4%	29.9%	30.4%
Private and other payors	10.4	11.0	12.0	12.1	10.7	8.6	10.7	11.0
Medicaid	57.9	57.2	66.2	67.2	60.4	54.0	59.4	58.6
TOTAL SKILLED NURSING	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

THE ENSIGN GROUP, INC.
UNAUDITED REVENUE BY PAYOR SOURCE

The following tables set forth our service revenue by payor source and as a percentage of total service revenue for the periods presented:

	Three Months Ended December 31,
	2024		2023
	Revenue	% of Revenue	Revenue	% of Revenue
Medicaid(1)(2)	$454,779	40.4%	$384,566	39.5%
Medicare	267,180	23.7	252,414	25.9
Medicaid — skilled	69,720	6.2	63,269	6.4
Total Medicaid and Medicare	$791,679	70.3%	$700,249	71.8%
Managed care	207,989	18.5	177,618	18.2
Private and other(3)	126,706	11.2	96,861	10.0
SERVICE REVENUE	$1,126,374	100.0%	$974,728	100.0%
(1) Medicaid payor includes revenue for senior living operations.
(2) Medicaid payor includes revenue related to state relief funding during the three months ended December 31, 2023.
(3) Private and other also includes revenue from senior living operations and all revenue generated in other ancillary services.

	Year Ended December 31,
	2024		2023
	Revenue	% of Revenue	Revenue	% of Revenue
Medicaid(1)(2)	$1,682,344	39.7%	$1,459,449	39.4%
Medicare	1,055,226	24.9	985,749	26.6
Medicaid — skilled	266,738	6.3	245,663	6.6
Total Medicaid and Medicare	$3,004,308	70.9%	$2,690,861	72.6%
Managed care	789,643	18.6	666,129	18.0
Private and other(3)	443,574	10.5	351,081	9.4
SERVICE REVENUE	$4,237,525	100.0%	$3,708,071	100.0%
(1) Medicaid payor includes revenue for senior living operations.
(2) Medicaid payor includes revenue related to state relief funding during the year ended December 31, 2023.
(3) Private and other also includes revenue from senior living operations and all revenue generated in other ancillary services.

THE ENSIGN GROUP, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION BY SEGMENT
(In thousands)

Skilled Services

The table below reconciles net income to EBITDA and Adjusted EBITDA for the skilled services reportable segment for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Statements of Income Data:
Segment income(1)	$140,980	$116,756	$518,463	$464,925
Depreciation and amortization	12,207	10,349	45,195	38,766
EBITDA	$153,187	$127,105	$563,658	$503,691
Adjustments to EBITDA:
Stock-based compensation expense	6,302	5,164	22,992	19,904
Litigation(2)	—	4,600	2,100	4,600
Gain on business interruption recoveries	—	—	—	(1,009)
ADJUSTED EBITDA	$159,489	$136,869	$588,750	$527,186

(1)    Segment income reflects profit or loss from operations before provision for income taxes and impairment charges from operations. General and administrative expenses are not allocated to the skilled services segment for purposes of determining segment profit or loss.
(2)     Litigation relates to specific proceedings arising outside of the ordinary course of business.
Standard Bearer
The following table sets forth details of operating results for our revenue and earnings, and their respective components, by Standard Bearer for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

Rental revenue generated from third-party tenants	$4,388	$4,198	$16,976	$15,774
Rental revenue generated from Ensign's independent subsidiaries	20,714	17,677	78,110	66,712
TOTAL RENTAL REVENUE	$25,102	$21,875	$95,086	$82,486
Segment income(1)	7,443	7,548	29,335	29,065
Depreciation and amortization	7,818	6,677	29,297	25,205
FFO(2)	$15,261	$14,225	$58,632	$54,270

(1) Segment income reflects profit or loss from operations before provision for income taxes, excluding gain or loss from sale of real estate, insurance recoveries and impairment of long-lived assets. Included in Standard Bearer expenses for the three months and year ended December 31, 2024 is management fee of $1.5 million and $5.7 million, respectively, and interest of $5.5 million and $20.3 million, respectively, from intercompany agreements between Standard Bearer and the Company and its independent subsidiaries, including the Service Center. Included in Standard Bearer expenses for the three months and year ended December 31, 2023 is management fee of $1.3 million and $5.0 million, respectively, and interest of $3.8 million and $12.9 million, respectively, from intercompany agreements between Standard Bearer and the Company and its independent subsidiaries, including the Service Center.
(2) FFO, in accordance with the definition used by the National Association of Real Estate Investment Trusts, means net income attributable to common stockholders, computed in accordance with U.S. GAAP, excluding gains or losses from sale of real estate, insurance recoveries related to real estate and impairment of long-lived assets, while including depreciation and amortization related to real estate to earnings.

Discussion of Non-GAAP Financial Measures

EBITDA consists of net income before (a) interest income, (b) provision for income taxes, (c) depreciation and amortization and (d) interest expense. Adjusted EBITDA consists of net income before (a) interest income, (b) provision for income taxes, (c) depreciation and amortization, (d) interest expense, (e) stock-based compensation expense, (f) acquisition related costs, (g) costs incurred related to system implementations, (h) litigation arising outside of the ordinary course of business and (i) loss (gain) on long-lived assets and gain on business interruption recoveries. Adjusted EBITDAR consists of net income before (a) interest income, (b) provision for income taxes, (c) depreciation and amortization, (d) interest expense, (e) rent-cost of services, (f) stock-based compensation expense, (g) acquisition related costs, (h) costs incurred related to system implementations, (i) litigation arising outside of the ordinary course of business and (j) loss (gain) on long-lived assets and gain on business interruption recoveries. Adjusted EBT consists of net income before (a) provision for income taxes, (b) stock-based compensation expense, (c) acquisition related costs, (d) costs incurred related to system implementations, (e) litigation arising outside of the ordinary course of business, (f) loss (gain) on long-lived assets and gain on business interruption recoveries, (g) amortization of patient base intangible assets and (h) write off of deferred financing fees. Funds from Operations (FFO) for our Standard Bearer segment consists of segment income, excluding depreciation and amortization related to real estate, gains or losses from the sale of real estate, insurance recoveries related to real estate and impairment of long-lived assets. The Company believes that the presentation of adjusted net income, adjusted earnings per share, EBITDA, adjusted EBITDA, adjusted EBT and FFO provides important supplemental information to management and investors to evaluate the Company’s operating performance. Adjusted EBITDAR is a financial valuation measure that is not specified in GAAP. This measure is not displayed as a performance measure as it excludes rent expense, which is a normal and recurring operating expense. The Company believes disclosure of adjusted net income, adjusted net income per share, EBITDA, adjusted EBITDA, adjusted EBITDAR, adjusted EBT and FFO has substance because the excluded revenues and expenses are infrequent in nature and are variable in nature, or do not represent current revenues or cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the Company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the Company believes that this non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The Company’s periodic filings are available on the SEC's website at www.sec.gov or under the "Financials" link of the Investor Relations section on Ensign’s website at http://www.ensigngroup.net.